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                                                                  Exhibit 23.2

PLANTE & MORAN                                            PLANTE & MORAN, PLLC
                                                                     Suite 600
                                                               65 E. State St.
                                                            Columbus, OH 43215
                                                             Tel: 614.849.3000
                                                             Fax: 614.221.3535
                                                               plantemoran.com

                          Independent Auditor's Consent



To the Audit Committee
Kahiki Foods, Inc.


We consent to incorporation by reference in the registration statement (No. 333-126268) of our report dated May 26, 2005 appearing on the Form SB-2/A of Kahiki Foods, Inc. dated September 23, 2005.


/s/ PLANTE & MORAN, PLLC

Columbus, Ohio
September 23, 2005